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                                                                    EXHIBIT 99.1

                    GOLDMAN SACHS GLOBAL RETAILING CONFERENCE
                               SEPTEMBER 10, 1999


COMMENTS BY JOE PICHLER

Good morning and thank you for joining us today. Bob Miller and I are very pleased that John has invited us to talk about the "new" Kroger Co. Bob is Vice Chairman and Chief Operating Officer of Kroger. With us today are Rodney McMullen, Kroger's Chief Financial Officer, and Kathy Kelly, Director of Investor Relations.

The discussion today will include forward looking statements. We wish to caution you that such statements are predictions, and actual events or results can differ materially. A detailed discussion of the many factors that we believe may have a material effect on our business, on an ongoing basis, is contained in our SEC filings.


Kroger's 2nd Quarter ended August 14 and we will release earnings next Tuesday, September 14. Kroger and our auditors have not completed the accounting review for the 2nd quarter, so our information is not yet complete. We know of nothing, however, that causes us to change our previous statement about the year: WE REMAIN COMFORTABLE WITH THE CONSENSUS ESTIMATE FOR 1999.

We are also comfortable with achieving our EPS growth target of 16-18% beginning with fiscal year 2000.

Our merger integration activities are following the game plan that we had established, I am very confident that Kroger will achieve the $225 million of synergies that are projected within the first 36 months following our merger.


I will begin today's presentation with a brief overview of the "new" Kroger. Bob will provide an update on the activities that are under way to generate the $225 million dollars of projected synergy savings between Fred Meyer and Kroger. Rodney will review the financial aspects of the merger and then we will be happy to answer questions.

The "new" Kroger is the nation's largest supermarket operator -- a food retailing powerhouse that is capable of achieving substantial economies across the entire range of merchandising, operating, distribution, financial, and administrative functions to support our premier operating divisions.


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The "new" Kroger is a formidable competitor with the broadest geographic coverage and the widest spectrum of food retailing formats of any player in the industry. These include multi-department stores, combination food and drug stores, conventional supermarkets, price-impact warehouse stores and convenience stores. In total, we operate over 2200 supermarkets ranging across 31 states and hold the leading market share position in 38 of our 41 major markets.

Kroger's fundamental strategy is to achieve the responsiveness of decentralized merchandising and operations combined with the economies of scale available from coordinating volume based activities and consolidating support systems.

This merger will enable us to implement that strategy on an unprecedented scale.

The "new" Kroger operates 20 divisions. The EASTERN region has 11 divisions operating primarily under the Kroger banner; The CENTRAL region has 3 divisions operating under the King Soopers, City Markets and Dillon Stores banners; and the WESTERN region contains 6 divisions operating as Fred Meyer Stores, Quality Food Centers, Ralphs, Food 4 Less, Fry's and Smith's.

In addition, we also operate a small number of stores in selected markets under the banners Cala, Bell, Hilander, Rockford, Owens, FoodsCo, PriceRite, and Gerbes. We recently completed our merger with the John C Groub Co. which added 28 stores in Southern Indiana.

We are also the 4th largest convenience store chain in terms of sales. The C-store division operates 797 stores under 5 different names in 19 states. And, Kroger is the nation's 4th largest fine jewelry retailer with 384 stores across 26 states.

Kroger and Fred Meyer together operate 43 food processing plants that manufacture high quality, low cost private label products which are sold in our stores and supplied to a number of outside customers.

The next few slides dramatically illustrate the tremendous reach of our combined geographic presence.

This slide shows pre-merger Kroger's supermarket presence in 24 states throughout the midwest, southeast and southwest.

The next slide illustrates pre-merger Fred Meyer's markets which reach across 12 states in the West, southwest and the Pacific northwest.

This is a very powerful slide that demonstrates the 31 state coverage of our combined company.


As I mentioned earlier, the "new" Kroger Company has 41 major markets. We have the #1 market position in 32, the #2 position in 6 and #3 position in the remaining 3. We are fortunate




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that most of our major markets are located in high growth areas. In fact, 10 of our major markets are among the top 15 fastest growing markets in the nation.

We are #1 or #2 in 8 of those 10 markets.

High market share has always been a key priority for us, because it generates the highest return on investment.

The combination food and drug store format is our primary growth vehicle. This format is small enough to generate an ROI well above our cost of capital by drawing customers from a 2 - 2 1/2 mile radius; yet large enough to offer all the high margin, specialty departments that our customers desire for convenient, one-stop shopping: the widest variety of grocery SKU's , "whole health" departments, pharmacies, pet centers and world class perishables including fresh seafood and organic produce.

In addition, our other retailing formats - the multi-department store and the price-impact warehouse store allow us to select the right format to meet the needs of our customers in any neighborhood.

The merger has provided Kroger with enormous purchasing power in grocery, perishables, health and beauty care, general merchandise, seasonal items, store supplies and equipment, and raw materials for our plants.

We project that fifty percent of the $225 million in synergy savings will come from purchasing and merchandising. I am very confident that our merchandising group will achieve that target.

We will also be able to leverage capital expenditures across a much broader store base. This is particularly significant for investments in information technology, manufacturing and distribution. These functions are rapidly deploying new systems that require significant upfront capital investment, but should generate a high ROI across our 2200 supermarkets.

The entire Kroger Company is working hard to achieve two goals:

     First, making sure that our customers DON'T notice that we have completed a huge merger but DO notice new product offerings, competitive prices, superior private label and first class customer service.

     Second, achieving the $225 million of synergy savings that we have outlined as our target.

With that summary, I would like to ask Bob Miller to review the progress of the Kroger merger integration teams.


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COMMENTS BY BOB MILLER

Thanks Joe. I am very pleased to be here today with Joe and Rodney to talk about the "new" Kroger Company and all that we have accomplished in the 3 short months since we completed the merger. This is a fantastic combination and I am thrilled to be a part of the "new" Kroger organization.

The integration teams have made tremendous progress in integrating Kroger and Fred Meyer. There are seven specific areas that I would like to highlight:


1.   ARIZONA
------------

First, all 35 Smith's stores in Phoenix and Tucson have been converted to the Fry's banner. Customer acceptance thus far has been very positive. All of the stores required to be divested by the FTC have been sold.

All of the Fry's stores, as well as the Fred Meyer Arizona stores, are now receiving produce, package deli products, frozen food, and dairy from the Tolleson warehouse which formerly served the Smith's and Fred Meyer stores in Arizona. One of the Fry's warehouses will be closed later this fall.

We have closed the Fry's divisional office and moved it to the Tolleson warehouse. This has reduced head count and overhead expense.

The Tolleson dairy has been expanded and is now serving all Fry's stores.

2.   PRIVATE LABEL
------------------

Our merchandisers have established a new private label grocery and perishable strategy that will offer a "good, better, best" product selection that will meet the needs of our diverse customer base.

The PRIMARY BRAND will use the name of each division: Kroger, Ralphs, Fry's, Smith's, Dillon, Fred Meyer, King Soopers and City Market. The quality of these products will be as good as or better than the national brand. We will emphasize our quality guarantee: "Try it, like it, or get the national brand free." This house brand tier will offer the largest selection of private label sku's. We fully expect to see this area continue to grow.

We have introduced a PREMIUM TIER of superior quality products in selected categories such as upscale premium frozen entrees and gourmet coffee.

This premium product will be known as "PRIVATE SELECTIONS" in all of our divisions. The "PRIVATE SELECTIONS" line will provide exciting merchandising and gross margin expansion


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opportunities. We will launch 100 Private Selections products during 1999 and are working on a total of 350 sku's under that label.

The third private label grouping will be a PRICE IMPACT tier, targeted in quality between the national brand and generic. These products will be labeled FMV DESIGNATING "FOR MAXIMUM VALUE" and will be used in selected trade areas to meet competitors that emphasize generic brands. For example Sav-a-lot, and Aldi's. We will have 80 sku's of FMV in distribution by year end.

Private label accounted for 25% of grocery dollar sales and 30% of grocery unit sales in pre-merger Kroger. We expect private label to grow across the entire company.

In the health and beauty care area, the Kroger bannered divisions will continue to use Kroger as the private label brand. All the other divisions will use "Perfect Choice" as the private label HBC product. We have moved rapidly to achieve the volume synergies in HBC. During the 2nd quarter, our Peyton system began to ship 119 SKU's of Perfect Choice and we expect to add another 120 SKU's in the next six weeks.

We are very pleased with our private label strategy and the product cost reductions we are achieving. This is an area of substantial growth.

3.   LEVERAGED BUYS
--------------------

We have begun to leverage our purchasing power across a broad array of products and services.

There are four areas that will provide the biggest opportunities:


1.  GM/Seasonal
---------------

First, in the general merchandise and seasonal area. Kroger has begun to feature general merchandise products purchased in corporate-wide volumes by Fred Meyer. Kroger merchandisers have ordered Christmas lights, Holiday bears, 5 inch black and white TV's, and other promotional items from Fred Meyer buyers. The Kroger divisions sold out their initial order of the TV's and have now received additional product. During the 2nd quarter, we completed the first corporate wide buy of candy for the Valentine holiday and achieved substantial cost savings.

We have also begun offering some general merchandise products in the C-stores. This has been a "surprise" success.

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Another exciting area is the Bath and Body category. Fred Meyer has several first quality items that offer tremendous merchandising opportunities at attractive margins. Three of these private label lines of products called "Splash", "Bath and Body Therapies" and "Spa" have already been introduced in the Kroger divisions.

These are examples of the incremental sales and profits that will be generated from GM and seasonal products that Kroger would not have been able to offer without Fred Meyer's expertise and purchasing power.

2.  Pharmaceuticals
-------------------

Second, Kroger's Peyton warehouses are now providing pharmaceuticals to the Fred Meyer and Smith's divisions at substantial cost reductions --on time and with no hitches. We have closed the pharmacy warehouse in Salt Lake City.


3.  Centralized perishable procurement
--------------------------------------

The third area is in coordinated procurement of perishables. Pre-merger Kroger had historically procured perishables centrally. So far, we have added 2 of the West divisions to the Company wide purchase of produce. By adding this volume to the Kroger volume, we are achieving even further cost reductions across the entire company.

4.  Private Label
-----------------

Finally, private label procurement. We will consolidate vendors and brands and, by pooling company-wide volume, achieve substantial reductions in product costs across our 2200 supermarkets.






4.   BEST PRACTICES
-------------------

The merger also allows us to share "best practices" of both companies to optimize operating efficiency across 2200 stores. The economic leverage of "best practices" is VERY large. For example, one hour saved in each store per week, will be multiplied by 2,200 stores generating annual savings of approximately $1.5 million dollars.

5.   MIS
---------

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The Smith's MIS platform integration is basically complete. The conversion of the Smith's stores in Phoenix and Tucson to the Fry's platform has begun and is expected to be completed soon.

QFC has begun their MIS platform conversion to the Fred Meyer system, with completion expected this fall.

6.   MANUFACTURING
------------------

All 43 manufacturing plants now report to Kroger's Senior Vice President for manufacturing. He and his team have made tremendous progress in leveraging the size of our combined private label operations to purchase raw materials for the plants. Here is an example: The Layton bakery in Utah now provides pies to most of the Central region as well as the entire Western region. We not only improved the quality of our pies, but were able to substantially reduce the cost by purchasing the fruit fillings in bulk.

And, the Kroger plants are beginning to supply the former Fred Meyer divisions with private label products such as peanut butter, coffee and some spice sku's. We believe that manufacturing opportunities are very strong and we have just begun to scratch the surface.

7.   CALIFORNIA
---------------

A quick update on our progress in California. As you know, in June we announced the purchase of 41 stores from Albertson's which are mostly in Northern California. To date, we have converted and opened 11 stores, and will open 3 more tomorrow. So far, customer acceptance has been phenomenal! During the next two months, we will convert 21 more locations. We are very excited about our future in Northern California, especially Sacramento.

I am also very pleased with our employee response in our new stores. We expect Northern California to be an exciting growth area for Kroger.

With that, I would like to ask Rodney McMullen to provide you with an update on the financial aspects of the "new" Kroger. Rodney...


RODNEY MCMULLEN
---------------

Thanks Bob. We are in our quiet period so I can't talk about the quarter or current business trends.

Kroger's number one financial goal is to grow earnings per share 16-18% annually beginning next year.

Kroger remains committed to achieving at least $225 million in annual cost savings during the next 3 years. We expect to achieve 50% of the net new synergies from purchasing and


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merchandising efficiencies; 25% from Arizona in-market efficiencies; and the remaining 25% from manufacturing, distribution and G&A savings.

We project $75 million in cost savings will be achieved in the first full year after the merger; $150 million in the second twelve months; and $225 million in year 3. This is incremental to Fred Meyer's cost savings from earlier mergers, expected to total $155 million. We are on target to achieve those synergies.

WE REMAIN COMMITTED TO ACHIEVING THESE NUMBERS!
-----------------------------------------------

The Kroger divisional presidents and senior management are heavily incentified to achieve these synergy savings through an aggressive restricted stock grant that vests over the same 36 month time frame, BUT ONLY if the target synergies are achieved. 20% of the restricted stock grant is earned if we achieve the 1st year target, 30% for the second year and 50% in the third year. If we fall one dollar short in any year, we lose that year's grant. It is ALL OR NOTHING.

In fiscal year terms, synergy savings are broken out as follows:

1999 - $40 MILLION
2000 - $115 MILLION
2001 - $190 MILLION
2002  AND BEYOND $225 MILLION

Most of the savings will be achieved at the back end of each year.

We are incentified to exceed our total financial targets through Kroger's bonus compensation structure. Thirty percent of bonus is earned on sales dollar targets and seventy percent on EBITDA dollar targets. Once the 100% payout target is met, the payoff increases at a rapid rate. The operators have every incentive to exceed their budget targets and we love signing checks for bonuses that exceed 100%!

The "new" Kroger will invest approximately $1.6 billion dollars per year in CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS, and grow square footage 4.5 - 5% per year. We will also invest approximately $100 million of "merger-related" capital this year.

NET INTEREST EXPENSE should be in the $625 million dollar range, plus or minus $10 million. We will use free cash flow to pay down debt.

Our target is to reduce debt to 2 times EBITDA, which should enable us to achieve a mid BBB credit rating. We believe a mid BBB is the optimal capital structure for us.

WORKING CAPITAL reduction remains a high priority. We expect to make significant progress in reducing working capital over the next several years.

LABOR:
------

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Kroger has made great progress in the labor relations area. We have successfully completed the UFCW contracts in Los Angeles, Denver, City Markets, Indianapolis, Toledo, Louisville, and the Teamster master contract covering the remaining three warehouses. All were signed for 4 or 5 years. We are very pleased with these results.

During the remainder of 1999, we will negotiate UFCW contracts in Cincinnati, Memphis and Charleston, WV.

Based on our current knowledge, we do not anticipate unusual problems in resolving these in a timely fashion. Of course, no contract is assured until it is ratified.

I am now going to turn the floor back to Joe for a few closing comments.

JOE PICHLER (CONCLUSION)
------------------------

WE ARE ABSOLUTELY THRILLED WITH THE MERGER WITH FRED MEYER. I am very pleased with our integration progress and am more confident than ever about our ability to achieve the projected synergy savings.

AND WE REMAIN COMMITTED TO OUR EPS GROWTH RATE OF 16-18% BEGINNING NEXT YEAR.

The "new" Kroger is a formidable competitor with the broadest geographic coverage and the widest spectrum of food retailing formats of any player in the industry. Kroger has the #1 or #2 share in 38 of our 41 major markets. As the nation's largest food retailer, we will generate substantial economies of scale to enhance sales, and grow earnings per share at 16-18% per year.

BOB, RODNEY AND I WILL NOW BE HAPPY TO TAKE YOUR QUESTIONS.